Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 21, 2012, with respect to the financial statements included in the Annual Report of Greenway Medical Technologies, Inc. on Form 10-K for the year ended June 30, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement of Greenway Medical Technologies, Inc. on Form S-8 (File No. 333-180139, effective March 15, 2012).

 /s/ Grant Thornton LLP
Atlanta, Georgia
September 21, 2012